Exhibit 15. 1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Syngenta AG:

We consent to the incorporation by reference in the following registration statements:

(1)	Registration Statement (Form S-8 No. 333-101794) pertaining to the Syngenta Deferred Share Plan (Share Awards) and Syngenta AG Executive Stock Option Plan 10,

(2)	Registration Statement (Form S-8 No. 333-117497) pertaining to the Syngenta Deferred Share Plan,

(3)	Registration Statement (Form S-8 No. 333-124836) pertaining to the Syngenta Corporation Employee Stock Purchase Plan, and

(4)	Registration Statement (Form S-8 No. 333-130440) pertaining to the Syngenta Share Plan for Non-Executive Directors

of our reports dated February 3, 2015, with respect to the consolidated balance sheet of Syngenta AG and subsidiaries (“Syngenta AG”) as of December 31, 2014, and the related consolidated statements of income, comprehensive income, cash flows, and changes in equity for the year then ended, and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in the December 31, 2014 annual report on Form 20-F of Syngenta AG.

(Signed) KPMG AG
Basel, Switzerland
February 12, 2015